Exhibit 99.1

RadioShack Reports Third Quarter Financial Results

Operating Numbers Reflect Progress in Retail Segment

Three-Day Thanksgiving Holiday Performance Strong on Key Measures

Significant Cost Containment Measures Underway to Right-Size Business

FORT WORTH, Texas, December 11, 2014 -- RadioShack Corporation (NYSE: RSH) reported its third quarter financial results today for the period ended November 1, 2014.  It also provided a roadmap for extensive cost reduction initiatives and highlighted the positive trends in its retail business as it continues to pursue its operational turnaround and recapitalization efforts.

Joseph C. Magnacca, chief executive officer, said, “Overall our sales for the quarter declined 16.1 percent year over year, including a comparable store sales decline of 13.4 percent. This primarily reflected challenges in the postpaid mobility business.  However, in our retail segment, the other half of our business, comparable store sales at U.S. company-operated stores were only down 2.0 percent compared to last year, and improved throughout the quarter as we focused on higher margin products, including private brand, and innovative new programs like Fix It Here.  Moreover, our core network of “Interactive Remodel” stores collectively performed 12 percentage points better than the total chain on a comparable basis, and in the retail segment performed almost 15 percentage points better on a comparable basis.

“We have also begun a detailed set of cost reduction initiatives designed to enhance earnings by over $400 million annually, encompassing a range of operating cost reductions related to headquarters, field, stores, and store support to improve operational efficiency and right-size our business, as well as the benefit of targeted store closures. A slide detailing the impact of these initiatives is available on our investor relations web site under the event details page for today’s conference call.

“In addition, over the three-day Thanksgiving holiday, comparable store sales in our U.S. corporate stores were up 35 percent for our retail segment, while mobility was down 27 percent.  It is notable that our core retail efforts are working, even as our mobility category is still experiencing challenges.”

Mr. Magnacca concluded, “We are  focused on three overarching operational imperatives: 1) reducing costs to end our negative cash flow, 2) driving growth and profitability through our retail platform, and 3) returning to a healthy mobility business that, while much smaller in terms of revenues than in recent years, will be substantially more profitable than our recent results.”

Note: All comparisons are versus the same period of the prior fiscal year unless otherwise noted.

13 WEEKS ENDED NOVEMBER 1, 2014, SUMMARY

•

Total net sales and operating revenues were $650.2 million, compared to $775.4 million last year. Comparable store sales were down 13.4% driven by traffic declines and soft performance particularly in the mobility business.

•

Consolidated gross profit was $214.2 million, or 32.9% of net sales, compared with $241.2 million last year, or 31.1% of net sales.  The decline in gross profit dollars was primarily driven by a 24.7% decrease in sales in the mobility platform.  Excluding inventory reserves related to store closures, our consolidated gross profit was  $219.7 million, or 33.8% of net sales.

•

Consolidated selling, general and administrative (SG&A) expenses were $313.8 million, or 48.3% of net sales, compared with $352.8 million last year, or 45.5% of net sales.  This represents a 2.8 percentage point increase as a percentage of net sales and operating revenues for the 13 weeks ended November 1, 2014, which was driven by declining sales volumes period over period.

•

Operating loss was $114.1 million compared to operating loss of $128.6 million last year. On an adjusted basis, operating loss was $106.4 million excluding certain non-cash items of $2.6 million in impairments of fixed assets and  $5.5 million in reserves in inventory, partially offset by $0.4 million in severance.

•

Loss from continuing operations was $161.1 million, or $1.58 per diluted share, compared to a loss from continuing operations of $135.9 million last year. On an adjusted basis, loss from continuing operations was $125.3 million, which included write-off of fees in connection the debt extinguishment of $28.1 million, which compares to an adjusted loss from continuing operations of $91.1 million last year, which included inventory assortment adjustments of $47.0 million.

39 WEEKS ENDED NOVEMBER 1, 2014, SUMMARY

•

Total net sales and operating revenues were $2,060.7 million, compared to $2,485.2 million last year. Comparable store sales were down 15.8% driven by traffic declines and soft performance particularly in the mobility business.

•

Consolidated gross profit was $720.5 million, or 35.0% of net sales, compared with $883.6 million last year, or 35.6% of net sales.  The decline in gross profit dollars was primarily driven by a 24.7% decrease in sales in the mobility platform.  Excluding inventory reserves related to store closures, our consolidated gross profit was $719.9 million, or 34.9% of net sales.

•

Consolidated selling, general and administrative (SG&A) expenses were $973.3 million, or 47.2% of net sales, compared with $1,020.9 million last year, or 41.1% of net sales.  This represents a 6.1 percentage point increase as a percentage of net sales and operating revenues for the 39 weeks ended November 1, 2014, which was driven by declining sales volumes period over period.  SG&A expenses for the nine months ended October 31, 2013,  included a gain on the sale of a building of $2.4 million. Excluding the impact of severance costs, consolidation of certain facilities in China and a non-cash charge related to the elimination of a key executive life insurance program, our SG&A was $954.1 million dollars, or 46.3% of net sales.  These adjusted SG&A dollar decreases were primarily related to compensation and advertising as a result of our cost reduction efforts.

•

Operating loss was $314.5 million compared to operating loss of $190.0 million last year. On an adjusted basis, operating loss was $271.9 million excluding certain non-cash items of  $8.2 million in severance and $24.0 million in impairments of fixed assets and goodwill partially offset by  $0.6 million in inventory reserves.

•

Loss from continuing operations was $396.8 million, or $3.89 per diluted share, compared to a loss from continuing operations of $210.6 million last year. On an adjusted basis, loss from continuing operations was $326.1 million, which included write-off of fees in connection the debt extinguishment of $28.1 million, which compares to an adjusted loss from continuing operations of $180.5 million last year, which included inventory assortment adjustments of $47.0 million.

CASH, LIQUIDITY AND CAPITAL SPENDING

The Company ended the quarter with total liquidity of $62.6 million at November 1, 2014, including $43.3 million in cash and cash equivalents and $19.3 million of availability under our 2018 Credit Agreement. This availability is net of letters of credit totaling $94.4 million and $233.9 million in borrowings outstanding at November 1, 2014.  The

Company's total debt was $841.5 million at November 1, 2014.

CONFERENCE CALL

RadioShack will host a webcast of its investor conference call at 9 a.m. ET today. The Internet broadcast may be accessed from the investor relations home page of the RadioShack corporate website at http://IR.RadioShackCorporation.com.

A slide detailing the impact of the Company's cost reduction initiatives is available on RadioShack's investor relations web site under the event details page for today’s conference call.

An archived replay of the conference call will be available in the investor relations section of the corporate website, radioshackcorporation.com. A telephone replay will be available beginning at approximately noon  ET today and will remain available for one week. The telephone replay can be accessed by calling toll-free at (888) 286-8010, or via toll call at (617) 801-6888. The replay pass code is 828-11-766.

For more information about performance, refer to the RadioShack Corporation Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2014 and the RadioShack Quarterly Report on Form 10-Q for the period ended November 1, 2014 filed with the Securities and Exchange Commission on December 11, 2014.

NON-GAAP DISCLOSURES

Adjusted gross profit, adjusted operating loss, adjusted loss from continuing operations and adjusted EBITDA have each been adjusted to exclude certain items specifically identified in the reconciliation of non-GAAP financial measures. We believe that providing comparisons for these measures, adjusted for the items shown in the accompanying reconciliations, provides useful information to the reader in assessing our operating performance. These non-GAAP measures are used by management to evaluate the operating performance of the business for comparable periods; however, they are not intended to replace the comparable GAAP measures.

Reconciliations of these non-GAAP measures to comparable measures calculated in accordance with GAAP are provided in the accompanying schedules.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s current views and projections regarding economic conditions, the retail industry environment and Company performance. These statements can be identified by the fact that they include words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook” and other words with similar meaning. We specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. These statements involve a number of risks and uncertainties that could cause our actual results to differ materially from the results discussed in our forward-looking statements including the potential inability of the Company to successfully dispute allegations of defaults under its term loan credit facility, the potential consequences of any such allegations, including potential adverse effects on relationships between the Company and its business partners, other creditors (including in relation to cross-default provisions in our other credit agreements or debt indentures) and third parties, including suppliers and customers, the potential inability of the Company to successfully complete proposed restructuring transactions and the Company’s turnaround plan and the continued availability of working capital financing. Any or all of these matters could have a material adverse effect on RadioShack’s liquidity and financial viability. Factors that could cause our actual results to differ materially from the results discussed in our forward-looking statements include, but are not limited to, our ability to successfully execute and the effectiveness of our strategic turnaround plan and our other initiatives, including proposed store closure program; the underperformance or loss of certain of our important vendors, such as our wireless carrier providers, or breaches by them of our agreements with them; difficulties associated with our transition to an outsourced arrangement for the production of products we previously manufactured at our Chinese manufacturing plant; an adverse impact on our sales or profitability due to our transition to such an outsourced arrangement; an adverse impact on our sales or profitability due to changes wireless carrier providers and other providers make to their credit requirements, frequency of upgrade eligibility, or other operational matters, and the timing, completeness, and accuracy of information we receive about such changes; a decline in our gross margin due to customer demand for lower margin mobile devices, such as smartphones and tablets; overall sales performance; economic conditions; product demand; expense levels; competitive activity; interest rates; further adverse changes in the Company’s financial condition; availability of products and services and other risks associated with the Company’s vendors and service providers; the regulatory environment; and other factors affecting the retail category in general. Additional information regarding these and other factors is included in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the period ended November 1, 2014

.

ABOUT RADIOSHACK CORPORATION

RadioShack (NYSE: RSH) is a leading retailer focused on connecting customers with personalized solutions and discovering what’s possible through the latest in consumer technology. The company’s updated product assortment incorporates national brands, industry-leading private brand products and in-demand mobile devices from a wide selection of wireless carriers. Customers can shop top brands in headphones and speakers, wearable technology, smart toys and DIY supplies, connected home, power accessories and home entertainment at www.radioshack.com or in store. RadioShack’s global retail network includes more than 4,000 company-operated stores in the United States and Mexico and more than 1,200 dealer stores in 25 countries. RadioShack employs thousands of knowledgeable associates globally to help customers find their technology solution. For more information on RadioShack Corporation, please visit www.radioshackcorporation.com. RadioShack® is a registered trademark licensed by RadioShack Corporation.

Analyst and Investor Contact:	News Media Contact:
Investor Relations	Media Relations
(817) 415-3400	(817) 415-3300
Investor.Relations@RadioShack.com	Media.Relations@RadioShack.com

RADIOSHACK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (unaudited)

	13 Weeks Ended	Three Months Ended	39 Weeks Ended	Nine Months Ended
	November 1,	October 31,	November 1,	October 31,
(In millions, except per share amounts)	2014	2013	2014	2013
Net sales and operating revenues	$650.2	$775.4	$2,060.7	$2,485.2
Cost of products sold (includes depreciation amounts of $1.9 million,
$2.3 million, $6.8 million, and $6.7 million, respectively)	436.0	534.2	1,340.2	1,601.6
Gross profit	214.2	241.2	720.5	883.6

Operating expenses:
Selling, general and administrative	313.8	352.8	973.3	1,020.9
Depreciation and amortization	11.9	14.6	37.7	46.1
Impairment of long-lived assets and goodwill	2.6	2.4	24.0	6.6
Total operating expenses	328.3	369.8	1,035.0	1,073.6

Operating loss	(114.1)	(128.6)	(314.5)	(190.0)

Interest income	0.2	0.2	1.2	0.9
Interest expense	(18.4)	(10.2)	(51.9)	(38.9)
Other loss (See Note 4)	(28.1)	—	(28.1)	(0.3)

Loss from continuing operations before income taxes	(160.4)	(138.6)	(393.3)	(228.3)
Income tax expense (benefit)	0.7	(2.7)	3.5	(17.7)

Loss from continuing operations	(161.1)	(135.9)	(396.8)	(210.6)
Discontinued operations, net of income taxes	—	—	—	(5.5)

Net loss	$(161.1)	$(135.9)	$(396.8)	$(216.1)

Basic and diluted net loss per share:
Loss per share from continuing operations	$(1.58)	$(1.35)	$(3.89)	$(2.09)
Loss per share from discontinued operations	—	--	—	(0.05)
Net loss per share	$(1.58)	$(1.35)	$(3.89)	$(2.14)

Shares used in computing net loss per share:

Basic and diluted	102.0	101.1	101.9	100.8

Comprehensive loss	$(161.3)	$(136.6)	$(396.5)	$(216.5)

RADIOSHACK CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (unaudited)

	November 1,	February 1,	December 31,
(In millions, except share amounts)	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$43.3	$109.6	$179.8
Accounts and notes receivable, net	152.0	154.1	211.9
Inventories	666.4	807.8	802.3
Other current assets	100.2	80.1	139.0
Total current assets	961.9	1,151.6	1,333.0

Property, plant and equipment, net	164.5	186.3	187.2
Other assets, net	73.9	72.7	71.0
Total assets	$1,200.3	$1,410.6	$1,591.2

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Current maturities of long-term debt	$0.1	$1.1	$1.1
Accounts payable	158.1	234.7	376.4
Accrued expenses and other current liabilities	204.1	206.4	207.1
Total current liabilities	362.3	442.2	584.6

Long-term debt, excluding current maturities	841.4	613.0	613.0
Other non-current liabilities	183.3	186.7	187.2
Total liabilities	1,387.0	1,241.9	1,384.8

Commitments and contingencies (See Note 9)

Stockholders’ (deficit) equity:
Preferred stock, no par value, 1,000,000 shares authorized:
Series A junior participating, 300,000 shares designated and none issued	—	—	—
Common stock, $1 par value, 650,000,000 shares authorized;
146,033,000 shares issued	146.0	146.0	146.0
Additional paid-in capital	159.6	122.9	123.6
Retained earnings	520.6	923.0	960.6
Treasury stock, at cost; 45,338,000, 45,686,000,
and 45,735,000 shares, respectively	(1,006.4)	(1,016.4)	(1,017.7)
Accumulated other comprehensive loss	(6.5)	(6.8)	(6.1)
Total stockholders’ (deficit) equity	(186.7)	168.7	206.4
Total liabilities and stockholders’ (deficit) equity	$1,200.3	$1,410.6	$1,591.2

RADIOSHACK CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

	39 Weeks Ended	Nine Months Ended
	November 1,	October 31,
(In millions)	2014	2013
Cash flows from operating activities:
Net loss	$(396.8)	$(216.1)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	44.5	53.6
Deferred income taxes	—	0.9
Amortization of discounts on long-term debt	2.8	6.0
Impairment of long-lived assets and goodwill	24.0	6.6
Stock-based compensation	5.2	6.2
Provision for credit losses and bad debts	0.8	0.1
Write-off of debt issuance costs and debt discount	25.4	—
Other non-cash items	8.2	3.4
Changes in assets and liabilities:
Accounts and notes receivable	2.0	185.2
Inventories	140.9	184.8
Other current assets	(13.2)	(16.9)
Accounts payable	(93.6)	54.9
Accrued expenses and other	0.7	(0.8)
Income taxes	(0.4)	(0.3)
Net change in liability for unrecognized tax benefits and accrued interest	2.5	(16.1)
Other	4.1	(1.6)
Net cash (used in) provided by operating activities	(242.9)	249.9

Cash flows from investing activities:
Additions to property, plant and equipment	(39.8)	(32.6)
Proceeds from sale of property, plant and equipment	—	6.4
Changes in restricted cash	3.0	25.2
Other investing activities	0.1	—
Net cash used in investing activities	(36.7)	(1.0)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	650.5	—
Repayments of long-term debt	(420.7)	(286.9)
Payments of debt issuance costs	(33.8)	(0.8)
Changes in cash overdrafts	17.3	(67.8)
Net cash provided by (used in) financing activities	213.3	(355.5)

Net decrease in cash and cash equivalents	(66.3)	(106.6)
Cash and cash equivalents, beginning of period	109.6	403.2
Cash and cash equivalents, end of period	$43.3	$296.6

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Loss from Continuing Operations and Adjusted Diluted Loss Per Share from Continuing Operations

Gross Profit, Operating Loss and Loss from Continuing Operations, Excluding Certain Items

	13 Weeks Ended		Three Months Ended
	November 1, 2014		October 31, 2013		Increase
(In millions, except per share amounts)	Amount	% of Sales	Amount	% of Sales	(Decrease)

Net sales and operating revenues	$650.2		$775.4		$ (125.2)
Gross profit	$214.2	32.9%	$241.2	31.1%	$ (27.0)
Adjustment of inventory reserves related to store closures	5.5		—
Adjustment of inventory assortment initiative	—		47.0
Gross profit, excluding certain items	$219.7	33.8%	$288.2	37.2%	$ (68.5)

Operating loss	$(114.1)	(17.5%)	$(128.6)	(16.6%)	$ 14.5
Adjustment of inventory reserves related to store closures	5.5		—
Adjustment of inventory assortment initiative	—		47.0
Severance costs related to corporate office, store closures and	(0.4)		—
consolidation of facilities in China
Impairment of fixed assets	2.6		2.4
Operating loss, excluding certain items	$(106.4)	(16.4%)	$(79.2)	(10.2%)	$ (27.2)

Loss from continuing operations	$(161.1)	(24.8%)	$(135.9)	(17.5%)	$ (25.2)
Adjustment of inventory reserves related to store closures	5.5		—
Adjustment of inventory assortment initiative	—		47.0
Severance costs related to corporate office, store closures and	(0.4)		—
consolidation of facilities in China
Impairment of fixed assets	2.6		2.4
Extinguishment of debt	28.1		—
Total adjustments, before income taxes	35.8		49.4
(1) Income tax effect of adjustments	—		4.6
Net adjustments	35.8		44.8
Adjusted loss from continuing operations	$(125.3)	(19.3%)	$(91.1)	(11.7%)	$ (34.2)

Diluted loss per share from continuing operations:
As reported	$(1.58)		$(1.35)		$ (0.23)
Adjusted	$(1.23)		$(0.90)		$ (0.33)

Shares used in computing net loss per share	102.0		101.1

(1)

Zero tax effect of adjustments for the 13 weeks ended November 1, 2014, and the three months ended October 31, 2013.  The three months ended October 31, 2013, includes tax benefits related to certain federal and state tax matters of $4.6 million.

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

Adjusted Loss from Continuing Operations and Adjusted Diluted Loss Per Share from Continuing Operations

Gross Profit, Operating Loss and Loss from Continuing Operations, Excluding Certain Items

	39 Weeks Ended		Nine Months Ended
	November 1, 2014		October 31, 2013		Increase
(In millions, except per share amounts)	Amount	% of Sales	Amount	% of Sales	(Decrease)

Net sales and operating revenues	$2,060.7		$2,485.2		$ (424.5)
Gross profit	$720.5	35.0%	$883.6	35.6%	$ (163.1)
Adjustment of inventory reserves related to store closures	(0.6)		—
Adjustment of inventory assortment initiative	—		47.0
Gross profit, excluding certain items	$719.9	34.9%	$930.6	37.4%	$ (210.7)

Operating loss	$(314.5)	(15.3%)	$(190.0)	(7.6%)	$ (124.5)
Adjustment of inventory reserves related to store closures	(0.6)		—
Severance costs related to corporate office, store closures and	8.2		—
consolidation of facilities in China
Elimination of key executive life insurance program	8.7		—
Store closure program costs	0.9		—
Write-off of certain software development costs	1.4		—
Gain on sale of building	—		(2.4)
Impairment of fixed assets	11.7		6.6
Impairment of goodwill	12.3		—
Adjustment of inventory assortment initiative	—		47.0
Operating loss, excluding certain items	$(271.9)	(13.2%)	$(138.8)	(5.6%)	$ (133.1)

Loss from continuing operations	$(396.8)	(19.3%)	$(210.6)	(8.5%)	$ (186.2)
Adjustment of inventory reserves related to store closures	(0.6)		—
Severance costs related to corporate office, store closures and	8.2		—
consolidation of facilities in China
Elimination of key executive life insurance program	8.7		—
Store closure program costs	0.9		—
Write-off of certain software development costs	1.4		—
Gain on sale of building	—		(2.4)
Impairment of fixed assets	11.7		6.6
Impairment of goodwill	12.3		—
Extinguishment of debt	28.1		0.3
Adjustment of inventory assortment initiative	—		47.0
Total adjustments, before income taxes	70.7		51.5
(1) Income tax effect of adjustments	—		21.4
Net adjustments	70.7		30.1
Adjusted loss from continuing operations	$(326.1)	(15.8%)	$(180.5)	(7.3%)	$ (145.6)

Diluted loss per share from continuing operations:
As reported	$(3.89)		$(2.09)		$ (1.80)
Adjusted	$(3.20)		$(1.79)		$ (1.41)

Shares used in computing net loss per share	101.9		100.8

(1)  Zero tax effect of adjustments for the 39 weeks ended November 1, 2014, and the nine months ended October 31, 2013.  The nine months ended October 31, 2013,  includes tax benefits related to the settlement of certain federal and state income tax matters of $7.1 million and tax benefits associated with the settlement of an Internal Revenue Service examination of tax years 2004 through 2006 in the amount of $14.3 million.

RADIOSHACK CORPORATION AND SUBSIDIARIES

Reconciliation of Adjusted EBITDA Non-GAAP Financial Measure and

Adjusted EBITDA, Excluding Certain Items

	13 Weeks Ended	39 Weeks Ended	52 Weeks Ended
(In millions)	November 1, 2014
Reconciliation of adjusted EBITDA from continuing
operations to loss from continuing operations
Adjusted EBITDA from continuing operations	$(100.3)	$(270.0)	$(422.5)
Interest expense, net of interest income	(18.2)	(50.7)	(63.7)
Income tax expense	(0.7)	(3.5)	(6.4)
Depreciation and amortization	(13.8)	(44.5)	(60.8)
Other loss	(28.1)	(28.1)	(38.7)
Loss from continuing operations	$(161.1)	$(396.8)	$(592.1)

Adjusted EBITDA from continuing operations	$(100.3)	$(270.0)	$(422.5)

Inventory losses related to store closure program	5.5	(0.6)	8.4
Severance costs related to store closures, corporate
office and consolidation of facilities in China	(0.4)	8.2	8.2
Elimination of key executive life insurance program	0.0	8.7	8.7
Store closure program costs	0.0	0.9	0.9
Write-off of certain software development costs	0.0	1.4	1.4
Impairment of goodwill of Mexican subsidiary	0.0	12.3	36.0
Impairment of fixed assets	2.6	11.7	29.3

Adjusted EBITDA from continuing operations,
excluding certain items	$(92.6)	$(227.4)	$(329.6)